HOTCHKIS AND WILEY FUNDS
AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 1st day of January, 2008, to the Amended and Restated Fund Accounting Servicing Agreement, dated as of October 26, 2005, (the "Fund Accounting Agreement"), is entered by and between HOTCHKIS AND WILEY FUNDS, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Fund Accounting Agreement; and

WHEREAS, the parties desire to amend the fees of the Fund Accounting Agreement; and

WHEREAS, Section 15 of the Fund Accounting Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree that Exhibit B of the Fund Accounting Agreement is superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Fund Accounting Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HOTCHKIS AND WILEY FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Anna Marie Lopez	By: /s/ Michael R. McVoy

Printed Name: Anna Marie Lopez	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit B to the Fund Accounting Servicing Agreement – Hotchkis and Wiley Funds

ANNUAL FEE SCHEDULE Effective January 1, 2008

Annual fee based upon assets in the Fund Complex*:

  ____ basis points on the first $__ billion
  ____ basis points on the next $__ billion
  ____ basis points on the balance > $__ billion

*Minimum annual fee for 5 funds (17 cusips): $_______.  Subject to change with changes in the total number of funds and/or classes, as mutually agreed upon in writing by the Trust and USBFS.

Fills are billed monthly (in arrears)

Extraordinary services - quoted separately

Conversion Estimate – one month’s fee (if necessary)

NOTE- All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

All fees are billed monthly plus out-of-pocket expenses, including pricing, corporate action, and factor services:

• $__  Domestic and Canadian Equities
• $__  Options
• $__  Corp/Gov/Agency Bonds
• $__  CMOs
• $__  International Equities and Bonds
• $__  Municipal Bonds
• $__  Money Market Instruments
• $__  /fund/month - Mutual Fund Pricing
• $__  Per Corporate Action

Factor Services (BondBuyer)
  Per CMO - $___ per month
  Per Mortgage Backed - $___/month
  Minimum - $___/month